UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 19, 2010

BIDZ.COM, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51257	95-4728109
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)

3562 Eastham Drive
Culver City, California	90232
(Address of principal executive offices)	(Zip Code)

310-280-7373

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.            ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

The registrant entered into a stock purchase agreement dated as of July 19, 2010, by and between the registrant and Marina Zinberg, pursuant to which the registrant purchased a total of 2,180,952 shares of common stock of the registrant, owned by Ms. Zinberg, for $2,289,999.60, or $1.05 per share. In a separate transaction, Ms. Zinberg sold 200,000 shares of common stock of the registrant to an unrelated third party on the same date and for the same price per share. Additional information concerning the transaction is contained in the press releases issued by the registrant and filed as exhibits 99.1 and 99.2 to this report.

ITEM 9.01.            FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

The following exhibits are furnished herewith:

Exhibit Number	Description
99.1	Text of press release issued by Bidz.com, Inc. dated July 14, 2010.
99.2	Text of press release issued by Bidz.com, Inc. dated July 22, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 23, 2010	BIDZ.COM, INC.

	By:	/s/ Lawrence Kong
Lawrence Kong
Chief Financial Officer